UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on April 4, 2019, InspireMD, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering (the “Offering”) of 486,957 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and pursuant to which the Company agreed to issue to the Underwriter or its designees warrants to purchase up to 34,087 shares of Common Stock. The Company also granted the Underwriter a 30-day option to purchase up to an additional 73,043 shares of Common Stock, and if the Underwriter exercises such option, it would be entitled to receive warrants to purchase up to an additional 5,113 shares of Common Stock.

On April 8, 2019, the Offering closed, and, pursuant to the Underwriting Agreement, the Company issued 486,957 shares of common stock to the Underwriter and warrants to purchase an aggregate of 34,087 shares of Common Stock to the Underwriter’s designees (collectively, the “Underwriter Warrants”). The Company received net proceeds from the offering, after deducting underwriting discounts and commissions and other offering expenses payable by the Company, including a management fee, non-accountable expense allowance and legal fees of the Underwriter, of approximately $2.0 million. The Underwriter Warrants are immediately exercisable, subject to a 180-day lock-up pursuant to FINRA Rule 5110(g) and expire on April 4, 2024. The Underwriter Warrants have an exercise price of $6.25 per share of Common Stock.

The foregoing description of the Underwriter Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Underwriter Warrant, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Underwriter Warrants and the shares of Common Stock deliverable upon exercise thereof (collectively, the “Underwriter Securities”) set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Underwriter Securities have been or will be issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

Pursuant to the full ratchet anti-dilution adjustment provisions in the respective certificate of designation for the Company’s Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, the conversion price of the outstanding shares of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock was reduced to $5.00 per share, effective as of the date of the Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Underwriter Warrant, dated April 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: April 8, 2019	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer